SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2004

Piedmont Natural Gas Company, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (704) 364-3120

(Former Name or Former Address, if Changed Since Last Report.)

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Item 5. Other Events and Regulation FD Disclosure

     On January 20, 2004, Piedmont Natural Gas Company issued a Press Release to report that it priced a public offering of 4.25 million shares of common stock at a public offering price of $42.50 per share. Piedmont also granted the underwriters a 30-day option to purchase up to an additional 637,500 shares of common stock to cover any over-allotments. Closing is expected to occur on January 23, 2004. A copy of the Press Release is attached as Exhibit 99.1 to this Form 8-K. The Underwriting Agreement dated January 20, 2004, is attached as Exhibit 1.1 to this Form 8-K.

     On January 20, 2004, Piedmont issued a Press Release to report that it and three other utility partners completed the sale of their interests in the general and limited partnerships in Heritage Propane Partners, L.P., for $130 million. The intended sale was announced in November 2003. A copy of the Press Release is attached as Exhibit 99.2 to this Form 8-K.

Item 7. Financial Statements and Exhibits

     (c) Exhibits.

1.1	Underwriting Agreement dated January 20, 2004.
99.1	Press Release dated January 20, 2004, concerning the pricing of a public offering of common stock.
99.2	Press Release dated January 20, 2004, concerning the sale of interests in Heritage Propane Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.
(Registrant)

By	/s/ Barry L. Guy
Barry L. Guy
Vice President and Controller
(Principal Accounting Officer)

Date January 21, 2004

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